Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Altex Industries, Inc. (the "Company") on Form 10-K for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven Cardin, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 23, 2021		/s/ STEVEN CARDIN
	By:	Steven Cardin
Chief Executive Officer and
Principal Financial Officer